Exhibit 10.2

FOURTH AMENDMENT TO
AMENDED AND RESTATED INVESTMENT MANAGEMENT AGREEMENT

THIS FOURTH AMENDMENT dated as of February 28, 2017, to the Amended and Restated Investment Management Agreement (the “Agreement”) dated as of December 23, 2014, is entered into between WHITE MOUNTAINS ADVISORS LLC, a limited liability company organized under the laws of the state of Delaware (the “Advisor”) and ONEBEACON INSURANCE GROUP, LTD., an exempted limited liability company organized under the laws of Bermuda (the “Client”).
WHEREAS, Advisor and Client are parties (“Parties”) to the Agreement;
WHEREAS, pursuant to Section 18 of the Agreement, Advisor and Client desire to modify certain terms of the Agreement; and
WHEREAS, pursuant to Section 17 of the Agreement, Advisor and Client desire to update Schedule B to reflect the removal of certain Affiliated Companies and to revise Section 16 to reflect the Client’s current address.
NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the Parties agree that the Agreement is hereby amended as follows:
1.    Capitalized Terms. All capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Agreement.
2.    Amendments.
a.     Affiliated Companies. Schedule B is hereby deleted in its entirety and replaced with the attached Schedule B.
b.      Notices. Section 16 of the Agreement is hereby deleted in its entirety and replaced with the following:

“16. Notices. All notices and instructions with respect to securities transactions or any other matters contemplated by this Agreement shall be deemed duly given when actually received by the intended party in writing, via facsimile, or e-mail or by first-class mail to the following addresses: (a) if to the Advisor, at its address set for above, Attention: Chief Financial Officer, if by facsimile to 203.458.0754 and if by e-mail, mplourde@whitemountainsadvisors.com or (b) if to the Client or any Affiliated Company, at 605 Highway 169 North, Suite 800, Plymouth, MN 55441, Attention: Chief Financial Officer, if by facsimile to 888.340.6383, and if by e-mail, pmcdonough@onebeacon.com. Any of the Advisor, the Client or an Affiliated Company may change its physical address, facsimile number or e-mail address or specify a different manner of addressing itself by giving notice of such change in writing to the other party.”

3.    Ratification. Except as expressly modified by this Amendment, the Agreement is hereby ratified and confirmed in full force and effect.

4.    Modifications. Except as expressly modified by this Amendment, the Agreement is hereby ratified and confirmed in full force and effect.

5.    Counterparts. This Amendment may be executed in any number of counterparts, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives as of the day and year first above written.

WHITE MOUNTAINS ADVISORS LLC        ONEBEACON INSURANCE GOUP, LTD

By:     /s/ Kevin B. Crawford            By:     /s/ Sarah A. Kolar
Name:        Kevin B. Crawford            Name:        Sarah A. Kolar
Title:    Chief Operations Officer            Title: Secretary & Deputy General Counsel

SCHEDULE B
AFFILIATED COMPANIES

MILL SHARES HOLDINGS (BERMUDA) LTD.
WM BELVAUX (LUXEMBOURG) S.À R.L.
ONEBEACON INSURANCE GROUP LLC
ONEBEACON U.S. ENTERPRISES HOLDINGS, INC.
ONEBEACON U.S. FINANCIAL SERVICES, INC.
ONEBEACON U.S. HOLDINGS, INC.
ATLANTIC SPECIALTY INSURANCE COMPANY
HOMELAND INSURANCE COMPANY OF DELAWARE
HOMELAND INSURANCE COMPANY OF NEW YORK
OBI NATIONAL INSURANCE COMPANY
OBI AMERICA INSURANCE COMPANY
ONEBEACON SELECT INSURANCE COMPANY
ONEBEACON SPECIALTY INSURANCE COMPANY
SPLIT ROCK INSURANCE, LTD.